Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces Fourth Quarter Fiscal 2010 Results of Operations
Highlights
•	Fourth quarter fiscal 2010 fee revenue increased 58% to $168.7 million, compared to $107.0 million in the same quarter last year.

•	Q4 FY’10 diluted earnings per share was $0.19, compared to diluted loss per share of $0.40 in Q4 FY’09. Excluding restructuring charges, Q4 FY’10 diluted earnings per share was $0.19 compared to diluted loss per share of $0.06 in Q4 FY’09.

•	Cash and marketable securities were $296.5 million at April 30, 2010.
Los Angeles, CA, June 14, 2010 - Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced Q4 FY’10 diluted earnings per share of $0.19 compared to diluted loss per share of $0.40 in Q4 FY’09. Excluding net restructuring charges of $0.1 million and $25.1 million, respectively, diluted earnings per share was $0.19 in Q4 FY’10, compared to diluted loss per share of $0.06 in Q4 FY’09.
“Over the past year we remained focused on preserving our brand, positioning our company for long-term growth and remaining close to clients,” said Gary Burnison, Chief Executive Officer of Korn/Ferry International. “With growth of 58% year over year and 15% sequentially we are leading our industry. We believe the combination of our multi-services, geographic reach and pristine brand have positioned us to become the leading diversified talent solutions company in the world. It is clear that our differentiation strategy is working and I am enormously proud of the collective effort and accomplishments of our worldwide colleagues during fiscal 2010.”

Financial Results
(dollars in millions, except per share amounts)

	Fourth Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$168.7	$107.0	$572.4	$638.2
Total revenue	$176.9	$114.4	$599.6	$676.1
Operating income (loss)	$13.6	$(30.3)	$(2.7)	$3.7
Operating margin	8.1%	(28.3)%	(0.5)%	0.6%
Net income (loss)	$8.9	$(17.2)	$5.3	$(10.1)
Basic earnings (loss) per share	$0.20	$(0.40)	$0.12	$(0.23)
Diluted earnings (loss) per share	$0.19	$(0.40)	$0.12	$(0.23)
Adjusted Results (a):

	Fourth Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Operating income (loss)	$13.7	$(5.2)	$17.9	$45.6
Operating margin	8.1%	(4.9)%	3.1%	7.2%
Net income (loss)	$9.0	$(2.5)	$15.8	$15.0
Basic earnings (loss) per share	$0.20	$(0.06)	$0.36	$0.35
Diluted earnings (loss) per share	$0.19	$(0.06)	$0.35	$0.34

(a)	Adjusted results are non-GAAP financial measures that exclude the following:

	Fourth Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Restructuring charges, net	$0.1	$25.1	$20.6	$41.9
Certain tax adjustments (b)	$—	$—	$(2.8)	$—

(b)	Includes reversal of a reserve previously taken against an uncertain tax position and an increased valuation allowance related to cash repatriations and foreign tax credits.
Fee revenue was $168.7 million in Q4 FY’10 compared to $107.0 million in Q4 FY’09, an increase of 58% (or an increase of 50%, or $53.7 million, on a constant currency basis), which reflects improving economic conditions in North America and abroad and stronger demand for permanent recruitment. Q4 FY’10 includes fee revenue from the acquisition of Whitehead Mann, which closed on June 11, 2009. Fee revenue improved globally due to an increase in revenue from all segments of the business resulting from a 45% increase in the number of executive recruitment engagements billed as well as a 13% increase in the weighted-average fee billed per executive recruitment engagement compared to the prior year (an increase of 8% excluding the impact of exchange rates). Furthermore, the Company experienced a 15% increase in fee revenue compared to Q3 FY’10 as a result of the improving economic conditions.
Compensation and benefits were $118.1 million in Q4 FY’10, an increase of $41.3 million, or 54%, compared to $76.8 million in Q4 FY’09. This increase is attributable mainly to an increase in the variable component of compensation when compared to the prior year, which was lower than normal in Q4 FY’09 due to the challenging economic conditions. Changes in exchange rates impacted compensation and benefits in Q4 FY’10 unfavorably by $4.8 million compared to Q4 FY’09.
General and administrative expenses were $28.4 million in Q4 FY’10, a decrease of $1.2 million, or 4% from $29.6 million in Q4 FY’09. This decrease is attributable to a $2.1 million decrease in the provision for bad debts, partially offset by an increase in business development and marketing costs and unrealized foreign exchange losses. The decrease in the provision for bad debts is due to a higher than normal provision in the prior year, as a result of the challenging macroeconomic conditions experienced in Q4 FY’09. Changes in exchange rates impacted general and administrative expenses in Q4 FY’10 unfavorably by $1.5 million compared to Q4 FY’09.
Operating income was $13.6 million in Q4 FY’10 compared to operating loss of $30.3 million in Q4 FY’09, an increase of $43.9 million. Excluding restructuring charges of $0.1 million in Q4 FY’10 and $25.1 million in Q4 FY’09, operating income was $13.7 million in Q4 FY’10 and the operating loss was $5.2 million in Q4 FY’09, an increase of $18.9 million as compared to Q4 FY’09.
Balance Sheet and Liquidity
Cash and marketable securities were $296.5 million at April 30, 2010 compared to $330.3 million at April 30, 2009. Cash and marketable securities include $69.0 million and $60.8 million, held in trust for deferred compensation plans, at April 30, 2010 and 2009, respectively. Cash and marketable securities decreased by $33.8 million from Q4 FY’09 mainly due to payments on previously disclosed acquisitions in the current fiscal year.
Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	Fourth Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$150.6	$91.9	$504.4	$543.3
Total revenue	$157.4	$98.3	$526.6	$572.3
Operating income (loss)	$23.1	$(16.1)	$38.2	$47.4
Operating margin	15.4%	(17.5)%	7.6%	8.7%
Ending number of consultants	473	460	473	460
Average number of consultants	479	479	482	509
Engagements billed	3,673	2,536	9,164	9,227

New engagements (a)	1,925	1,139	6,505	5,945
Adjusted Results (b):

	Fourth Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Operating income	$23.1	$3.3	$61.6	$77.9
Operating margin	15.4%	3.6%	12.2%	14.3%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges (net of reductions) of $23.4 million during the year ended April 30, 2010 (see attached reconciliations). Comparative results exclude restructuring charges of $19.4 million and $30.5 million during the three months and year ended April 30, 2009, respectively.
Fee revenue was $150.6 million in Q4 FY’10, an increase of $58.7 million, or 64%, when compared to fee revenue of $91.9 million in Q4 FY’09. On a constant currency basis, fee revenue increased by $52.4 million or 57%, when compared to the same quarter a year ago. Fee revenue increased in all regions due to a 45% increase in the overall number of engagements billed and an increase in the average fee per engagement billed of 13% when compared to Q4 FY’09 (an increase of 8% excluding the impact of exchange rates).
Operating income was $23.1 million in Q4 FY’10 compared to operating loss of $16.1 million in Q4 FY’09. Excluding restructuring charges of $19.4 million incurred in Q4 FY’09, operating income was $3.3 million in Q4 FY’09 compared to $23.1 million in Q4 FY’10.

The total number of consultants at April 30, 2010 was 473, an increase of 13 from April 30, 2009.
Selected Futurestep Data
(dollars in millions)

	Fourth Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Fee revenue	$18.1	$15.1	$68.0	$94.9
Total revenue	$19.5	$16.1	$73.0	$103.8
Operating (loss) income	$(1.1)	$(7.8)	$1.3	$(12.0)
Operating margin	(5.9)%	(51.7)%	1.9%	(12.7)%
Adjusted Results (a):

	Fourth Quarter		Year to Date
	FY’10	FY’09	FY’10	FY’09
Operating loss	$(1.0)	$(2.1)	$(1.5)	$(0.6)
Operating margin	(5.5)%	(14.2)%	(2.2)%	(0.6)%

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $0.1 million and restructuring reductions of $2.8 million during the three months and year ended April 30, 2010, respectively (see attached reconciliations). Comparative results exclude restructuring charges of $5.6 million and $11.4 million during the three months and year ended April 30, 2009, respectively.
Fee revenue was $18.1 million in Q4 FY’10, an increase of $3.0 million, or 20%, from $15.1 million in Q4 FY’09. On a constant currency basis, fee revenue increased by $1.3 million in Q4 FY’10, compared to the same quarter a year ago. Increases in fee revenue were driven by a 21% increase in the average fee per engagement billed, partially offset by a decrease in the number of engagements billed.
Q4 FY’10 and Q4 FY’09 operating loss includes restructuring costs of $0.1 million and $5.6 million, respectively, without such charges, operating loss would have been $1.0 million in Q4 FY’10 compared $2.1 million in Q4 FY’09. Operating loss was $1.1 million in Q4 FY’10 compared to an operating loss of $7.8 million in Q4 FY’09. Q4 FY’10 operating loss includes $1.2 million in severance costs, excluding severance and restructuring costs, operating income would have been $0.2 million.

Outlook
Assuming constant foreign exchange rates, Q1 FY’11 fee revenue is likely to be in the range of $155 million to $175 million and diluted earnings per share is likely to be in the range of $0.15 to $0.25.
Earnings Conference Call Webcast
The earnings conference call will be held tomorrow at 9:00 AM (EDT) and hosted by Gary Burnison, Chief Executive Officer, Mike DiGregorio, Chief Financial Officer and Gregg Kvochak, Vice President of Finance. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.
Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions celebrating 40 years in business. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, develop, retain and sustain their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems, the successful integration of acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include:
•	adjusted operating income (loss) and operating margin, adjusted to exclude restructuring charges (reductions), net,

•	adjusted net income (loss), basic and diluted earnings (loss) per share, adjusted to exclude restructuring charges (reductions) and certain tax adjustments and;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2010	2009	2010	2009
	(unaudited)
Fee revenue	$168,690	$106,980	$572,380	$638,223
Reimbursed out-of-pocket engagement expenses	8,215	7,446	27,269	37,905

Total revenue	176,905	114,426	599,649	676,128

Compensation and benefits	118,225	76,783	413,340	442,632
General and administrative expenses	28,427	29,566	115,280	126,882
Out-of-pocket engagement expenses	13,495	10,317	41,585	49,388
Depreciation and amortization	3,049	2,946	11,493	11,583
Restructuring charges, net	80	25,070	20,673	41,915

Total operating expenses	163,276	144,682	602,371	672,400

Operating income (loss)	13,629	(30,256)	(2,722)	3,728

Interest and other income (loss), net	2,080	1,064	7,444	(15,801)

Income (loss) before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	15,709	(29,192)	4,722	(12,073)
Income tax provision (benefit)	6,245	(11,943)	(485)	384
Equity in (loss) earnings of unconsolidated subsidiaries, net	(548)	49	91	2,365

Net income (loss)	$8,916	$(17,200)	$5,298	$(10,092)

Earnings (loss) per common share:
Basic	$0.20	$(0.40)	$0.12	$(0.23)

Diluted	$0.19	$(0.40)	$0.12	$(0.23)

Weighted-average common shares outstanding:
Basic	44,783	43,475	44,413	43,522

Diluted	46,220	43,475	45,457	43,522

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	April 30,				April 30,
	2010		2009		2010		2009
Fee Revenue:
Executive recruitment:
North America	$85,037		$56,865		$278,746		$309,514
EMEA (1)	36,257		20,685		137,497		143,184
Asia Pacific	21,695		10,151		64,132		66,332
South America	7,630		4,260		24,026		24,323

Total executive recruitment	150,619		91,961		504,401		543,353
Futurestep	18,071		15,019		67,979		94,870

Total fee revenue	168,690		106,980		572,380		638,223
Reimbursed out-of-pocket engagement expenses	8,215		7,446		27,269		37,905

Total revenue	$176,905		$114,426		$599,649		$676,128

Adjusted Operating Income (Loss):
(Excluding Restructuring Charges)		Margin		Margin		Margin		Margin

Executive recruitment:
North America	$12,183	14.3%	$1,362	2.4%	$40,993	14.7%	$49,520	16.0%
EMEA	3,514	9.7%	1,712	8.3%	9,423	6.8%	16,423	11.5%
Asia Pacific	5,826	26.9%	(421)	(4.1%)	8,065	12.6%	7,636	11.5%
South America	1,647	21.6%	683	16.0%	3,173	13.2%	4,305	17.7%

Total executive recruitment	23,170	15.4%	3,336	3.6%	61,654	12.2%	77,884	14.3%
Futurestep	(1,002)	(5.5%)	(2,129)	(14.2%)	(1,485)	(2.2%)	(582)	(0.6%)
Corporate	(8,459)		(6,393)		(42,218)		(31,659)

Total adjusted operating income (loss)	$13,709	8.1%	$(5,186)	(4.9%)	$17,951	3.1%	$45,643	7.2%

Restructuring Charges (Reductions), net:
Executive recruitment:
North America	$(332)	(0.4%)	$9,447	16.6%	$(1,611)	(0.6%)	$12,004	3.9%
EMEA	136	0.4%	7,756	37.5%	24,934	18.1%	14,362	10.1%
Asia Pacific	152	0.7%	1,293	12.8%	239	0.4%	2,240	3.4%
South America	60	0.8%	909	21.3%	(113)	(0.5%)	1,864	7.7%

Total executive recruitment	16	0.0%	19,405	21.1%	23,449	4.6%	30,470	5.6%
Futurestep	64	0.4%	5,641	37.5%	(2,776)	(4.1%)	11,421	12.1%
Corporate	—		24		—		24

Total restructuring charges (reductions), net	$80	0.0%	$25,070	23.4%	$20,673	3.6%	$41,915	6.6%

Operating Income (Loss):		Margin		Margin		Margin		Margin

Executive recruitment:
North America	$12,515	14.7%	$(8,085)	(14.2%)	$42,604	15.3%	$37,516	12.1%
EMEA	3,378	9.3%	(6,044)	(29.2%)	(15,511)	(11.3%)	2,061	1.4%
Asia Pacific	5,674	26.2%	(1,714)	(16.9%)	7,826	12.2%	5,396	8.1%
South America	1,587	20.8%	(226)	(5.3%)	3,286	13.7%	2,441	10.0%

Total executive recruitment	23,154	15.4%	(16,069)	(17.5%)	38,205	7.6%	47,414	8.7%
Futurestep	(1,066)	(5.9%)	(7,770)	(51.7%)	1,291	1.9%	(12,003)	(12.7%)
Corporate	(8,459)		(6,417)		(42,218)		(31,683)

Total operating income (loss)	$13,629	8.1%	$(30,256)	(28.3%)	$(2,722)	(0.5%)	$3,728	0.6%

(1)	Includes revenues from acquisition of Whitehead Mann, closed on June 11, 2009.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	As of April 30,
	2010	2009
ASSETS
Cash and cash equivalents	$219,233	$255,000
Marketable securities	4,114	4,263
Receivables due from clients, net of allowance for doubtful accounts of $5,983 and $11,197, respectively	107,215	67,308
Income taxes and other receivables	6,292	9,001
Deferred income taxes	20,844	14,583
Prepaid expenses and other assets	28,753	21,442

Total current assets	386,451	371,597

Marketable securities, non-current	73,105	70,992
Property and equipment, net	24,963	27,970
Cash surrender value of company owned life insurance policies, net of loans	69,069	63,108
Deferred income taxes	59,742	45,141
Goodwill	172,273	133,331
Intangible assets, net	25,425	16,928
Investments and other assets	16,070	11,812

Total assets	$827,098	$740,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$11,148	$10,282
Income taxes payable	6,323	2,059
Compensation and benefits payable	131,550	116,705
Other accrued liabilities	49,062	44,301

Total current liabilities	198,083	173,347

Deferred compensation and other retirement plans	123,794	99,238
Other liabilities	13,879	9,195

Total liabilities	335,756	281,780

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 57,614 and 56,185 shares issued and 45,979 and 44,729 shares outstanding, respectively	388,717	368,430
Retained earnings	90,220	84,922
Accumulated other comprehensive income, net	12,934	6,285

Stockholders’ equity	491,871	459,637
Less: notes receivable from stockholders	(529)	(538)

Total stockholders’ equity	491,342	459,099

Total liabilities and stockholders’ equity	$827,098	$740,879

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
APRIL 30, 2010
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	April 30, 2010			April 30, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Fee revenue	$168,690		$168,690	$572,380		$572,380
Reimbursed out-of-pocket engagement expenses	8,215		8,215	27,269		27,269

Total revenue	176,905		176,905	599,649		599,649

Compensation and benefits	118,225		118,225	413,340		413,340
General and administrative expenses	28,427		28,427	115,280		115,280
Out-of-pocket engagement expenses	13,495		13,495	41,585		41,585
Depreciation and amortization	3,049		3,049	11,493		11,493
Restructuring charges, net	80	(80)	—	20,673	(20,673)	—

Total operating expenses	163,276	(80)	163,196	602,371	(20,673)	581,698

Operating income (loss)	13,629	80	13,709	(2,722)	20,673	17,951

Interest and other income, net	2,080		2,080	7,444		7,444

Income before provision (benefit) for income taxes and equity in earnings of unconsolidated subsidiaries	15,709	80	15,789	4,722	20,673	25,395
Income tax provision (benefit) (1) (2)	6,245	32	6,277	(485)	10,172	9,687
Equity in (loss) earnings of unconsolidated subsidiaries, net	(548)		(548)	91		91

Net income	$8,916	$48	$8,964	$5,298	$10,501	$15,799

Earnings per common share:
Basic	$0.20		$0.20	$0.12		$0.36

Diluted	$0.19		$0.19	$0.12		$0.35

Weighted-average common shares outstanding:
Basic	44,783		44,783	44,413		44,413

Diluted	46,220		46,220	45,457		45,457

Explanation of Non-GAAP Adjustments

For the three months and year ended April 30, 2010:

(1)	Calculated using an annual effective tax rate of 40% and 38%, respectively, on operating expenses adjustments.

(2)	Includes reversal of a reserve previously taken against an uncertain tax position and an increased valuation allowance related to cash repatriations and foreign tax credits.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)
APRIL 30, 2009
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	April 30, 2009			April 30, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$106,980		$106,980	$638,223		$638,223
Reimbursed out-of-pocket engagement expenses	7,446		7,446	37,905		37,905

Total revenue	114,426		114,426	676,128		676,128

Compensation and benefits	76,783		76,783	442,632		442,632
General and administrative expenses	29,566		29,566	126,882		126,882
Out-of-pocket engagement expenses	10,317		10,317	49,388		49,388
Depreciation and amortization	2,946		2,946	11,583		11,583
Restructuring charges	25,070	(25,070)	—	41,915	(41,915)	—

Total operating expenses	144,682	(25,070)	119,612	672,400	(41,915)	630,485

Operating (loss) income	(30,256)	25,070	(5,186)	3,728	41,915	45,643

Interest and other income (loss), net	1,064	—	1,064	(15,801)	—	(15,801)

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(29,192)	25,070	(4,122)	(12,073)	41,915	29,842
Income tax (benefit) provision (1)	(11,943)	10,377	(1,566)	384	16,778	17,162
Equity in earnings of unconsolidated subsidiaries, net	49		49	2,365		2,365

Net (loss) income	$(17,200)	$14,693	$(2,507)	$(10,092)	$25,137	$15,045

(Loss) earnings per common share:
Basic	$(0.40)		$(0.06)	$(0.23)		$0.35

Diluted	$(0.40)		$(0.06)	$(0.23)		$0.34

Weighted-average common shares outstanding:
Basic	43,475		43,475	43,522		43,522

Diluted	43,475		43,475	43,522		44,272

Explanation of Non-GAAP Adjustments

For the three months and year ended April 30, 2009:

(1) Calculated using an annual effective tax rate of 38% and 58%, respectively, on operating expense adjustments.